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INDEX TO FINANCIAL STATEMENTS

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-226048

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion,
Preliminary Prospectus Supplement dated November 18, 2019

PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 12, 2018)

2,000,000 SHARES

SAFEHOLD INC.

COMMON STOCK

        We are offering 2,000,000 shares of our common stock, $0.01 par value per share. Our common stock is listed on The New York Stock Exchange, or NYSE, under the symbol "SAFE." On November 15, 2019, the last sale price of our common stock as reported on the NYSE was $35.43 per share. Concurrently with the completion of this offering, we will sell to iStar Inc., in a private placement, or the concurrent iStar placement, a number of shares of common stock equal to 65% of the total number of shares of common stock sold in this offering and the concurrent iStar placement (including any shares sold pursuant to the option to purchase additional shares described herein) or, if less, shares of common stock with an aggregate purchase price of $130 million, in either case at the public offering price per share and subject to rounding.

        We have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2017. Shares of our common stock are, with certain exceptions, subject to a 9.8% ownership limitation to, among other things, assist us in qualifying and maintaining our qualification as a REIT. In addition, our charter contains various other restrictions on the ownership and transfer of shares of our common stock. See "Description of Common Stock and Preferred Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus.

        We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and are subject to reduced public company reporting requirements.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-6 of this prospectus supplement and the risks set forth under the caption "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, as well as the other information in our other filings under the Securities Exchange Act of 1934, as amended, which are incorporated herein by reference.

	Per Share	Total

Public offering price	$	$

Underwriting discounts and commissions(1)	$	$

Proceeds, before expenses, to us(2)	$	$

(1)
No underwriting discounts and commissions will be payable with respect to the concurrent iStar placement or to shares purchased in this offering by certain of our existing stockholders. See "Underwriting—Commissions and Discounts".

(2)
We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See "Underwriting."

        We have granted the underwriters the option to purchase an additional 300,000 shares of our common stock for 30 days after the date of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares of our common stock on or about November     , 2019.

Goldman Sachs & Co. LLC	BofA Securities	J.P. Morgan
Barclays		Mizuho Securities

The date of this prospectus supplement is November     , 2019

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or in a prior filing that we made with the Securities and Exchange Commission, or the SEC, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC that is incorporated by reference into this prospectus that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

        On February 25, 2019, we changed our name from Safety, Income & Growth Inc. to Safehold Inc.

        You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading "Where You Can Find More Information and Incorporation by Reference" in this prospectus supplement. Neither we nor the underwriters have authorized anyone to provide you with any information other than that contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference, any amendment or supplement to this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this prospectus supplement, is accurate only as of its date or the dates which are specified in those documents.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are included with respect to, among other things, our current business, business strategy, the unrealized capital appreciation in our owned residual portfolio and this offering. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates," "contemplates," "aims," "continues," "would" or "anticipates" or the negative of these words and phrases or similar words or phrases. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. We do not guarantee that the transactions, events and other developments described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

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  the risk factors included in this prospectus supplement and the documents incorporated herein by reference, including those set forth under the heading "Risk Factors";

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  changes in our industry and changes in the real estate markets in particular, either nationally or regionally;

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  the use of proceeds from this offering;

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  general volatility of the capital and credit markets and the market price of our common stock;

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  the impact of the concentration of iStar's equity ownership of us on the liquidity and market price of our common stock;

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  changes in our business and growth strategies;

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  market demand for our ground leases and availability of investment opportunities;

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  the terms of our long-term leases, particularly the efficacy of the rent adjustment provisions in keeping up with changes in inflation and market values;

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  defaults on, or non-renewal of, leases by tenants and landlord-tenant disputes;

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  bankruptcy or insolvency of a material tenant;

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  the effects of interest rates on demand for ground leases and our ability to service our debt obligations as they come due;

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  declining real estate valuations;

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  the effect of certain rights of our tenants under our leases on our ability to realize the unrealized capital appreciation in our owned residual portfolio;

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  our ability to realize incremental value from the unrealized capital appreciation in our owned residual portfolio and to have such value reflected in the market price of our common stock;

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  availability, terms and deployment of capital;

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  our failure to obtain attractive or necessary outside financing;

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  our leverage;

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  the ability of tenants to obtain financing for their leasehold interests;

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  our failure to generate sufficient cash flows to service our outstanding indebtedness;

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  difficulties in identifying and completing acquisitions and other investment opportunities on favorable terms, including the pending and potential investments described in this prospectus supplement;

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  risks of real estate acquisitions, dispositions and development, including costs associated therewith;

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  our projected operating results;

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  our ability to manage our growth effectively;

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  our ability to expand into new markets;

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  estimates relating to our ability to make distributions to our stockholders in the future;

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  impact of changes in governmental regulations, tax law and rates and similar matters;

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  our failure to maintain our qualification as a REIT;

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  environmental uncertainties and risks related to adverse weather conditions and natural disasters;

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  lack or insufficient amounts of insurance by our tenants;

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  our exposure to litigation;

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  our exposure to cybersecurity risk and cyber incidents;

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  financial market fluctuations;

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  availability of, and our manager's ability to attract, retain and make available to us, qualified personnel or the termination of our manager;

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  the significant influence that iStar has over us through its ownership interests in us;

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  our dependence on our manager and potential conflicts of interest with iStar and our manager;

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  our understanding of our competition; and

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  our ability to comply with the laws, rules and regulations applicable to companies and, in particular, public companies.

        While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this prospectus supplement, except as required by applicable law. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the sections entitled "Risk Factors" in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, as well as the other information in our other filings under the Exchange Act which are incorporated herein by reference. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights some of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. It does not contain all of the information that you should consider before making a decision to invest in shares of our common stock. You should read carefully the more detailed information in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless the context requires otherwise, references in this prospectus supplement to the "company," "we," "us," "our" or "our company" are to Safehold Inc., a Maryland corporation, together with its consolidated subsidiaries; references in this prospectus supplement to "iStar" refer to iStar Inc., our largest stockholder and the parent company of our manager, together with its subsidiaries; and references in this prospectus supplement to "our manager" refer to SFTY Manager LLC, our external manager and a wholly-owned subsidiary of iStar. Unless indicated otherwise, the information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 300,000 shares of our common stock.

Our Company

        We are a publicly-traded company that originates and acquires ground leases in order to generate attractive long-term risk-adjusted returns from our investments. We believe that our business has characteristics comparable to a high-grade, fixed income investment business, but with certain unique advantages. Relative to alternative fixed income investments generally, our ground leases typically benefit from built-in growth derived from contractual rent increases, and the opportunity to realize value from residual rights to acquire the buildings and other improvements on our land at no additional cost to us. We believe that these features offer us the opportunity to realize superior risk-adjusted total returns when compared to certain alternative highly-rated investments.

        Ground leases generally represent the ownership of land underlying commercial real estate properties, which are leased on a long-term basis (often 30 to 99 years) by the land owner (landlord) to a tenant that owns and operates the building on top of the land ("Ground Lease"), which we refer to as a SafeholdTM. The property is generally leased on a triple net basis with the tenant generally responsible for taxes, maintenance and insurance as well as all operating costs and capital expenditures. Ground Leases typically provide that at the end of the lease term or upon tenant default and the termination of the Ground Lease upon such default, the land, building and all improvements revert to the landlord. We seek to become the industry leader in Ground Leases by demonstrating the value of the product to real estate investors, owners, operators and developers and expanding their use throughout major metropolitan areas.

        As of September 30, 2019, we had a diverse portfolio of 43 properties located in major metropolitan areas. All of the properties in our portfolio are subject to long-term leases consisting of 38 Ground Leases and one master lease (covering five properties) that provide for contractual periodic rent escalations or percentage rent participations in gross revenues generated at the relevant properties.

        Our common stock is listed on the New York Stock Exchange under the symbol "SAFE." We were incorporated in Maryland on March 9, 2017. We elected to be taxed as a REIT for U.S. federal income tax purposes, commencing with the tax year ended December 31, 2017. We conduct all of our business and own all of our properties through our subsidiary operating partnership, Safehold Operating Partnership LP (the "Operating Partnership"), in what is commonly referred to as an "UPREIT" structure.

        We are managed by SFTY Manager LLC, a wholly-owned subsidiary of iStar, our largest stockholder, pursuant to a management agreement. We have no employees and rely on our manager to provide all services necessary for our operations. As of November 18, 2019, iStar owned 27,343,073 shares or approximately 67.5% of our outstanding common stock. Concurrently with the completion of this offering, we will sell to iStar, in a private placement, a number of shares of common stock equal to 65% of the total number of shares of common stock sold in this offering and the concurrent iStar placement (including any shares sold pursuant to the option to purchase additional shares described herein) or, if less, shares of common stock with an aggregate purchase price of $130 million, in either case at the public offering price per share and subject to rounding. Immediately after giving effect to this offering and the concurrent iStar placement, iStar will own approximately 67.2% of our outstanding common stock. We are party to a stockholder's agreement with iStar that, among other things, limits iStar's discretionary voting power with respect to its shares of our common stock to 41.9% of the voting power of our outstanding common stock, and requires that iStar vote all its shares that exceed 41.9% of our outstanding common stock in the same proportion as votes cast by our stockholders other than iStar.

Recent Developments

Recently Completed Investments

        In October 2019, we originated a new Ground Lease on a 138-unit luxury apartment project in Sarasota, Florida for approximately $15.6 million. In November 2019, we originated new Ground Leases for two adjacent multifamily buildings located in New York City for approximately $20 million and for a 1 million square foot office building in New York City for approximately $275 million.

        We have funded our recently completed investments with a combination of mortgage financing and cash on hand. After giving effect to two mortgage financings that closed subsequent to September 30, 2019, our total outstanding mortgage indebtedness as of September 30, 2019 would have been approximately $1 billion, with a weighted average maturity of 30.8 years, a weighted average cash interest rate of 3.3% and a weighted average stated interest rate of 4.1%. As of November 18, 2019, we had approximately $62 million of available cash and approximately $41 million outstanding under our 2017 Revolver (as defined herein).

Pending Investments

        As of the date of this prospectus supplement, we have approximately $82.5 million of remaining funding obligations under existing Ground Lease commitments. We also have approximately $802.8 million of Ground Leases under three definitive purchase agreements. The largest of these three transactions relates to our proportionate share of the $616.5 million purchase price for the acquisition of the existing Ground Lease at 425 Park Avenue, New York by a joint venture in which we own a 54.8% interest and act as the manager. The Ground Lease has a remaining term of approximately 70 years and provides for periodic increases in rent over the life of the lease. In addition, the lease provides for periodic fair market value rent resets (based on changes in land value) beginning in 2045. An approximately 670,000 square foot class A office tower is currently under construction at the property. We expect the acquisition to close in the fourth quarter of 2019. The other two transactions under definitive purchase agreements relate to our origination of a new 104-year Ground Lease in connection with the recapitalization of a 930,000 square foot office building in New York City and our origination of a new 104-year Ground Lease for a 31-story office building in New York City. Our pending acquisitions are subject to customary closing conditions, and we can provide no assurance that the transactions will close on the terms or timing described herein or at all.

Potential Investments

        We have nine signed letters of intent to originate or purchase an aggregate of approximately $181.2 million of Ground Leases for which definitive agreements are being negotiated or have been signed but are subject to material conditions.

Certain General Characteristics of our Pending Investments and Potential Investments

        The allocation of the aggregate purchase price of (i) our remaining funding obligations under existing Ground Lease commitments, (ii) our proportionate share of Ground Leases under definitive purchase agreements, and (iii) the nine letters of intent referenced above is as follows: New York 75.3%, Washington D.C. 4.6%, Florida 3.8% and other 16.3%. The allocation of such amount among property types is as follows: office 76.7%, multifamily 20.3% and hotel 3.0%. The geographic allocation of the purchase price, excluding the assets that are the subject of the nine letters of intent, is as follows: New York 90.7%, California 3.8%, Washington D.C. 3.2% and Florida 2.3%; and the allocation among property types is as follows: office 90.7% and multifamily 9.3%. In addition, we believe that the credit, lease term and return characteristics of these investments are generally consistent with our target investment criteria.

Forward Investment Pipeline

        In addition, we are in active discussions with numerous potential tenants regarding other Ground Lease investment opportunities. Some of those discussions have progressed to signing letters of intent but are less probable as of the date of this prospectus supplement than the nine letters of intent referenced above. These potential opportunities are located in diverse geographic locations, including markets within the United States that we have yet to invest in. The opportunities are also diversified among property type, including office, multifamily and hotel.

        There can be no assurance that we will enter into definitive purchase agreements for any of the opportunities under letter of intent or that we will acquire or originate any of the investments currently being pursued.

 THE OFFERING

Issuer	Safehold Inc.
Common stock offered by us	2,000,000 shares.
Underwriters' option to purchase additional shares	300,000 shares.
Concurrent iStar placement	3,714,285 shares.
Common stock to be outstanding upon completion of this offering and the concurrent iStar placement	46,222,542 shares.(1)
Use of proceeds

We estimate that we will receive net proceeds from this offering and the concurrent iStar placement of approximately $            million (or approximately $            million if the underwriters exercise their option to purchase additional shares of common stock in full), after deducting the underwriting discounts and commissions and the other estimated offering expenses payable by us. We intend to use the net proceeds to make additional Ground Lease investments.

Voting Rights

Each holder of our common stock will be entitled to one vote per share on all matters on which our stockholders of common stock are entitled to vote. See "Description of Common Stock and Preferred Stock" in the accompanying prospectus. We are party to a stockholder's agreement with iStar that, among other things, limits iStar's discretionary voting power with respect to its shares of our common stock to 41.9% of the voting power of our outstanding common stock, and requires that iStar vote all its shares that exceed 41.9% of our outstanding common stock in the same proportion as votes cast by our stockholders other than iStar.

Distribution Policy

We intend to make quarterly distributions to holders of shares of our common stock. In general, distributions will be made at the discretion of our board of directors and will depend on a number of factors, including our actual or anticipated results of operations, cash flows and financial position, our qualification as a REIT, prohibitions and other restrictions in our financing agreements, economic and market conditions, applicable law, and other factors as our board of directors may deem relevant from time to time. There can be no assurance that we will not change our distribution policy or the amount of distributions in the future.

NYSE Symbol	"SAFE"

Restrictions on ownership of our capital stock

Our charter generally prohibits, with certain exceptions, any stockholder from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock or all classes and series of our capital stock. See "Description of Common Stock and Preferred Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus. We have granted waivers to iStar to own up to 67.5%, to SFTY Venture LLC (an affiliate of GIC (Realty) Private Limited) to own up to 15.0%, and to UBS Financial Services to own up to 15.0% on behalf of customer accounts, of the outstanding shares of our common stock in the aggregate.

Risk factors

Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under the heading "Risk Factors" beginning on page S-6 of this prospectus supplement, and under the heading "Item 1a. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, together with the other information included elsewhere in this prospectus supplement and the documents incorporated by reference herein before making a decision to invest in our common stock.

(1)
The common stock outstanding is based on 40,508,257 shares of common stock outstanding as of November 18, 2019 and excludes (i) shares of our common stock issuable upon exercise of the underwriters' option to purchase up to 300,000 additional shares of our common stock and (ii) 762,500 shares of our common stock available for future issuance under our 2017 equity incentive plan (assuming no exercise by the underwriters of any portion of their option to purchase additional shares of our common stock).

RISK FACTORS

        Investing in our common stock involves a high degree of risk. This section describes some, but not all, of the risks of investing in our common stock. Our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, each of which is incorporated by reference in this prospectus supplement, also contain "Risk Factors" sections. You should carefully consider the risks described in such "Risk Factors" sections in addition to the other information contained or incorporated by reference in this prospectus supplement, before making an investment decision to purchase our common stock. In addition, you should carefully review the factors discussed below and the cautionary statements referred to in the section entitled "Cautionary Note Regarding Forward-Looking Statements."

The price of our common stock may experience volatility. In addition, limited trading volume may depress the market price of our common stock and make it difficult for investors to sell their shares and less attractive to new investors to purchase shares of our common stock.

        The market price of our common stock could be substantially affected by general market conditions, the extent of the secondary market for our common stock, the concentration in our ownership by iStar, the extent of institutional investor interest in us, the general reputation of REITs and the attractiveness of their equity securities in comparison to equity securities of other entities (including securities issued by other real estate-based companies), our financial performance and prospects and general stock and bond market conditions.

        The stock markets, including the NYSE, on which our common stock is listed, historically have experienced significant price and volume fluctuations. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease in the market price of their shares, including decreases unrelated to our operating performance or prospects. The market price of our common stock could be subject to wide fluctuations in response to our financial performance, cash flows and financial position, government regulatory action or inaction, tax laws, interest rates and general market conditions and other factors such as:

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  our operating performance and the performance of other similar companies;

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  actual or anticipated differences in our quarterly or annual operating results from those expected;

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  our failure to consummate investments under purchase agreements, which are subject to customary closing conditions, negotiate and consummate purchase agreements relating to investments under letters of intent or otherwise meet expectations with respect to the growth of our business;

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  changes in recommendations by securities analysts;

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  publication of research reports about us, the ground net lease sector or the real estate industry;

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  increases in market interest rates, which may lead investors to demand a higher distribution yield for shares of our common stock, and would result in increased interest expense on our debt;

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  actual or anticipated changes in our and our tenants' businesses or prospects;

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  the current state of the credit and capital markets, and our ability and the ability of our tenants to obtain financing on favorable terms;

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  related party transactions and conflicts of interest or potential conflicts of interest with iStar and our manager, which is a wholly-owned subsidiary of iStar;

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  the termination of our manager or additions and departures of key personnel of our manager;

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  increased competition in the ground net lease business in our markets;

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  strategic decisions by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business or growth strategies;

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  the passage of legislation or other regulatory developments that adversely affect us or our industry;

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  adverse speculation in the press or investment community;

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  actions by institutional stockholders;

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  the concentration of our equity ownership by iStar, other investors' perceptions as to whether and when such shares may be sold and the influence of iStar and other investors over us;

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  equity issuances by us (including the issuances of operating partnership units), or common stock resales by our stockholders, or the perception that such issuances or resales may occur;

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  actual, potential or perceived accounting problems;

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  changes in accounting principles;

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  failure to qualify as a REIT;

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  failure to comply with the rules of the NYSE or maintain the listing of our common stock on the NYSE;

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  terrorist acts, natural or man-made disasters or threatened or actual armed conflicts; and

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  general market and local, regional and national economic conditions, including factors unrelated to our operating performance and prospects.

        No assurance can be given that the market price of our common stock will not fluctuate or decline significantly in the future or that holders of shares of our common stock will be able to sell their shares when desired on favorable terms, or at all. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management's attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and per share market price of our common stock.

Cash available for distribution may not be sufficient to maintain distributions to our stockholders at current levels, or at all.

        Distributions will be made at the discretion of our board of directors and will depend on a number of factors, including our actual or anticipated results of operations, cash flows and financial position, our qualification as a REIT, prohibitions and other restrictions in our financing agreements, economic and market conditions, applicable law, and other factors as our board of directors may deem relevant from time to time. Our $525 million recourse senior secured revolving credit facility (the "2017 Revolver") permits us to pay distributions without restriction as to amount, so long as after giving effect to the distribution, we are in pro forma compliance with the financial covenants in the 2017 Revolver and no event of default has occurred and is continuing; however, the 2017 Revolver would prohibit us from paying distributions if there is an event of default thereunder, subject to limited exceptions relating to the maintenance of our REIT qualification. If sufficient cash is not available for distribution from our operations, we may have to fund distributions from the net proceeds from this offering, working capital or borrow funds or issue equity for such distribution, or eliminate or otherwise reduce the amount of such distribution. We currently expect that our operating cash flow will cover our distribution for the foreseeable future. We currently have no intention to make distributions using shares of our common stock. No assurance can be given that we will be able to continue making quarterly distributions at the current rate or at all.

Market interest rates may have an effect on the market price of our common stock.

        One of the factors that will influence the market price of our common stock will be the dividend yield on our common stock (as a percentage of the price of our common stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of shares of our common stock to expect a higher dividend yield. Thus, higher market interest rates could cause the market price per share of our common stock to decrease.

This offering is not conditioned on the completion of any of our pending or potential investments, and our failure to complete any of these investments may adversely affect us.

        The completion of each of our pending and potential investments described in this prospectus supplement under the caption "Prospectus Supplement Summary—Recent Developments" is subject to a number of conditions (including, in the case of certain of our potential investments, negotiation and execution of definitive purchase agreements), some of which are beyond our control, and may not occur on the terms or timing described herein or at all. This offering is not conditioned on the completion of any of our pending or potential investments, and by purchasing our common stock in this offering you are investing in us on a stand-alone basis and recognize that we may not consummate these investments or realize the potential benefits therefrom if we do.

        If one or more of these investments are not completed on the anticipated schedule or on the contemplated terms, we could be subject to a number of risks that may adversely affect us and the market price of our common stock, including: the lack of expected rental revenue; the expenditure of significant expenses relating to these investments; the opportunity cost of the significant amount of time committed by our management to matters relating to these investments that could otherwise have been devoted to pursuing other opportunities; and disappointment in market expectations. Additionally, if these investments are not completed at all, we would not realize the anticipated potential benefits, including the increased rental revenue, that we expect to realize from consummating these investments, which could adversely affect us.

        We cannot provide any assurance that each of these investments will be completed on the contemplated terms or that there will not be a delay in the contemplated completion of any or all of these investments, or at all. In any such case, our reputation in our industry and in the investment community could be damaged, and the market price of our common stock could decline.

We will need additional funding to complete our potential investments.

        As described in "Prospectus Supplement Summary—Recent Developments," we have entered into definitive agreements to acquire or originate approximately $802.8 million of Ground Leases, including the existing Ground Lease at 425 Park Avenue, and we also have approximately $82.5 million of remaining funding obligations under existing Ground Lease commitments. In addition to these commitments, we have signed non-binding letters of intent to acquire or originate approximately $181.2 million of Ground Leases. As of November 18, 2019, we had approximately $62 million of available cash and approximately $41 million outstanding under our 2017 Revolver. We intend to use the net proceeds from this offering and the concurrent iStar placement to make additional Ground Lease investments. However, we will need additional funding to finance our investments. We expect to seek debt financing to fund a portion of our acquisitions; however, we can provide no assurance that debt financing will be available on terms that we deem attractive or at all. Agreements that we may enter into to acquire the Ground Leases under letters of intent are not expected to be contingent upon our ability to obtain financing. If we are unable to consummate our anticipated financing plans, we will need to secure alternative sources of funding. These sources may include the net proceeds from additional equity issuances, joint ventures, the incurrence of additional debt or the sale of assets. No assurance can be given that any of these sources of capital will be available on terms that are as favorable as those that we currently expect to obtain, including through the joint venture relating to our pending acquisition of the existing Ground Lease at 425 Park Avenue, or available at all. If we finance any funding shortfall with additional common equity issuances, your interest in us will be diluted. The incurrence of additional debt could increase our leverage ratios and increase our exposure to the risks associated with debt financing. An inability to obtain sufficient capital to meet our purchase and funding obligations could lead to contractual defaults that could materially and adversely affect us.

Our estimates of ground rent coverage for properties in development or transition, or for which we do not receive current tenant financial information, may prove to be incorrect.

        We target investments in Ground Leases for which the ratio of the net operating income of the buildings and other improvements operated on the land to the annual base rent due under the Ground Lease is in the range of 2.0x to 5.0x. Certain of the Ground Leases in our portfolio as of September 30, 2019 and certain of the Ground Leases in our investment pipeline, including the Ground Lease at 425 Park Avenue in New York City described in "Prospectus Supplement Summary—Recent Developments," relate to properties that are under development or in transition. In such cases, our underwriting and monitoring of the property during development or transition is based on our estimate of the initial net operating income of the building at an assumed stabilization date. Similarly, we use estimates of underlying property net income in cases where our tenant is not required to report the actual amount to us on a current basis. Our estimates are based on leasing activity at the building and available market information, including leasing activity at comparable properties in the market. Estimates are inherently uncertain. While we intend to use assumptions that we believe are reasonable when making estimates, our assumptions may prove to be incorrect. No assurance can be given regarding the accuracy of our estimates and assumptions and it is possible that the actual ground rent coverage of these assets may be materially lower than our estimates.

You may experience dilution as a result of this offering.

        This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering or from any future offering of our common stock will be based on numerous factors, particularly the number of shares of our common stock issued, the use of proceeds and the return generated by any investments made with the net proceeds, and cannot be determined at this time.

The number of shares of our common stock available for future issuance or resale could adversely affect the market price of our common stock.

        Our charter provides that we may issue up to 400,000,000 shares of common stock, of which 40,508,257 shares of common stock were issued and outstanding as of November 18, 2019. Additionally, our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. Future primary issuances of common stock could dilute stockholders and could have an adverse effect on the market price per share of our common stock. Holders of our common stock, other than iStar and certain of our existing stockholders, are not entitled to preemptive rights or other protections against dilution.

        Additionally, prior to its purchase in the concurrent iStar placement, iStar owned 27,343,073 shares of our common stock. Subject to applicable lock-up restrictions and securities laws, iStar may resell its shares of common stock in transactions exempt from the registration requirement of the Securities Act. In addition, we have agreed to file one or more registration statements covering the resale of all shares of common stock issued to iStar. Separately, we have filed a registration statement covering the resale of approximately 2.9 million shares of our common stock issued to certain other stockholders. Resales of a significant number of shares of our common stock, or the perception that such resales could occur, may have an adverse effect on the market price per share of our common stock.

        The vesting of any restricted stock or other equity awards granted to certain directors, executive officers and other employees of our manager under our equity incentive plan, or the issuance of our common stock or Operating Partnership units in connection with future property, portfolio or business acquisitions, could have an adverse effect on the market price per share of our common stock. In addition, the existence of options or shares of our common stock reserved for issuance as restricted shares of our common stock may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities.

        Issuances of substantial amounts of our common stock (including issuances of common stock pursuant to the exercise of convertible or exchangeable securities or options) or the resale of substantial amounts of our common stock, or the perception that such issuances or resales might occur, could adversely affect the market price per share of our common stock. This potential adverse effect may be increased by the large number of shares of our common stock that are owned by iStar and two institutional investors to the extent that any of them resells, or there is a perception that any of them may resell, a significant portion of its holdings.

Investing in our common stock may involve a high degree of risk.

        The investments that we make in accordance with our investment objectives may entail a substantial amount of risk when compared to alternative investment options and investors in our common stock may experience volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with low risk tolerance.

Future offerings of debt securities, which would be senior to our common stock upon liquidation, preferred securities, which may be senior to our common stock for purposes of dividend distributions or upon liquidation or may have rights to participate in profits or distributions, and/or preferred equity or debt securities of our subsidiaries may adversely affect the market price per share of our common stock.

        In the future, we may attempt to increase our capital resources by making offerings of debt or equity securities, including medium-term notes, senior or subordinated notes, classes or series of preferred stock, or preferred equity securities or debt securities of our subsidiaries. Upon liquidation, holders of any debt securities and shares of preferred stock that we issue in the future and lenders with respect to other borrowings would be entitled to receive our available assets prior to distribution to the holders of our common stock. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. Also, our stockholders will be structurally subordinated to all liabilities and any preferred equity of our subsidiaries. Our stockholders recently approved an equity plan that entitles participants to distributions of cash proceeds in excess of our remaining cost basis from certain sales and refinancings of Ground Leases and combined properties (land and improvements). We may seek to issue similar securities to third parties in the future. Any shares of preferred stock we issue in the future could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability pay dividends to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of any such future offering. Thus, our stockholders bear the risk of our future offerings reducing the market price per share of our common stock and diluting their interest in us.

Your investment has various U.S. federal income tax risks.

        Although the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), that are generally relevant to an investment in shares of our common stock are described in "Certain U.S. Federal Income Tax Considerations" in the accompanying prospectus, as supplemented by the discussion under the heading "Additional U.S. Federal Income Tax Considerations" in this prospectus supplement, we urge you to consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws to you with regard to an investment in shares of our common stock.

USE OF PROCEEDS

        We estimate that we will receive net proceeds from this offering and the concurrent iStar placement of approximately $             million (or approximately $             million if the underwriters exercise their option to purchase additional shares of common stock in full), after deducting the underwriting discounts and commissions and the other estimated offering expenses payable by us. No underwriting discounts and commissions will be payable with respect to the concurrent iStar placement or to any shares purchased in this offering by SFTY Venture LLC or SFTY VII-B, LLC. See "Underwriting—Commissions and Discounts." We intend to use the net proceeds to make additional Ground Lease investments.

 ADDITIONAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain additional U.S. federal income tax considerations with respect to the ownership of our common stock. This summary supplements and, where applicable, supersedes the discussion under "Certain U.S. Federal Income Tax Considerations" in the accompanying prospectus, and should be read together with such discussion. Terms not otherwise defined herein have the meaning assigned to them in such discussion in the accompanying prospectus.

        The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder's particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our common stock.

Distributions

        As discussed in the accompanying prospectus under "Certain U.S. Federal Income Tax Considerations—Taxation of the Company—Taxation of REITs in General" and "Certain U.S. Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions," under Section 199A of the Code, for taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate taxpayers who receive "qualified REIT dividends" (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income) are permitted to claim a tax deduction equal to 20% of the amount of such dividends in determining their U.S. federal taxable income, subject to certain limitations. Thus, for an individual U.S. stockholder currently subject to the maximum 37% tax rate, this tax deduction temporarily reduces the maximum effective U.S. federal income tax rate on ordinary REIT dividends to 29.6%. Pursuant to recently finalized Treasury Regulations, in order for a dividend paid by a REIT to be eligible to be treated as a "qualified REIT dividend," the shareholder must meet two holding period-related requirements. First, the shareholder must hold the REIT shares for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT share becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the shareholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. In addition, proposed Treasury Regulations provide that shareholders of RICs are also entitled to the 20% deduction with respect to certain "Section 199A dividends" that are attributable to qualified REIT dividends received by such RICs. Although these proposed Treasury Regulations are not currently effective, taxpayers may rely on them pending their finalization or withdrawal. Prospective investors should consult their tax advisors concerning the applicability of these rules and any limitations on the ability to deduct all or a portion of dividends received on shares of our common stock.

UNDERWRITING

        Goldman Sachs & Co. LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, the Operating Partnership and our manager, on the one hand, and the underwriters, on the other hand, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Goldman Sachs & Co. LLC
BofA Securities, Inc.
J.P. Morgan Securities LLC
Barclays Capital Inc.
Mizuho Securities USA LLC
Total	2,000,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement (exclusive of any shares that may be purchased pursuant to the option to purchase additional shares described below) if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased, or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $            per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

        The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

        No underwriting discounts and commissions will be payable with respect to the concurrent iStar placement or to any shares purchased in this offering by SFTY Venture LLC or SFTY VII-B, LLC.

        The expenses of this offering, not including the underwriting discounts and commissions, are estimated at $389,000 and are payable by us. We have agreed to reimburse the underwriters for the reasonable legal fees and disbursements incident to securing any required review by the Financial Industry Regulatory Authority of the terms of the sale of the shares up to $25,000.

Option to Purchase Additional Shares

        We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 300,000 additional shares at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

        We, our manager, our executive officers, our directors, certain of our stockholders and iStar have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of the representatives. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

  •
  offer, pledge, sell or contract to sell any common stock,

  •
  sell any option or contract to purchase any common stock,

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  purchase any option or contract to sell any common stock,

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  grant any option, right or warrant for the sale of any common stock,

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  lend or otherwise dispose of or transfer any common stock,

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  request or demand that we file a registration statement related to the common stock, or

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  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock, whether any such swap or other agreement is to be settled by delivery of shares or other securities, in cash or otherwise.

        This lock-up provision applies to shares of our common stock and to securities convertible into or exchangeable or exercisable for or repayable with shares of our common stock. It also applies to shares of our common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

New York Stock Exchange Listing

        Our common stock is listed on the NYSE under the symbol "SAFE."

Price Stabilization and Short Positions

        Until the distribution of the shares of our common stock in this offering is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

        In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing of this offering that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of this offering.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the market price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the market price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

        In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

        Affiliates of the underwriters in this offering are lenders under our 2017 Revolver and receive customary fees for their services in connection with such credit facility. Affiliates of certain of the underwriters in this offering are also parties to a $227 million secured loan agreement with certain of our subsidiaries entered into in 2017. In connection with this financing, we paid these parties customary fees for their services.

        In addition to the foregoing, some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including iStar. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Canada

        The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

        The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance. The contents of this prospectus supplement have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement does not constitute an offer or invitation to the public in Hong Kong to acquire shares. The offer of the shares is personal to the person to whom this prospectus supplement has been delivered by or on behalf of our company, and a subscription for shares will only be accepted from such person. No person to whom a copy of this prospectus supplement is issued may issue, circulate or distribute this prospectus supplement in Hong Kong or make or give a copy of this prospectus supplement to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

LEGAL MATTERS

        Certain legal and tax matters will be passed upon for us by Clifford Chance US LLP, New York, New York. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled "Certain U.S. Federal Income Tax Considerations" is based on the opinion of Clifford Chance US LLP, New York, New York. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly and current reports, and proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC's internet site at http://www.sec.gov. Our reference to the SEC's internet site is intended to be an inactive textual reference only.

        This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete, and you should refer to the filed copy of the contract or document.

        The SEC allows us to "incorporate by reference" into this prospectus supplement certain information we file with the SEC prior to the termination of this offering, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC will update and supersede this information.

        This prospectus supplement incorporates by reference the documents listed below, all of which have been previously filed with the SEC:

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  our Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 14, 2019;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, filed on April 25, 2019, June 30, 2019, filed on July 26, 2019 and September 30, 2019, filed on October 24, 2019;

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  our Definitive Proxy Statement filed on April 15, 2019 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018);

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  our Current Reports on Form 8-K filed on January 3, 2019, February 14, 2019 (other than the information furnished pursuant to Item 2.02, Item 7.01, Exhibit 99.1 and Exhibit 99.2), February 26, 2019, April 25, 2019 (other than the information furnished pursuant to Item 2.02, Item 7.01, Exhibit 99.1 and Exhibit 99.2), May 2, 2019, May 14, 2019, July 26, 2019 (other than information furnished pursuant to Item 2.02, Item 7.01, Exhibit 99.1 and Exhibit 99.2), August 5, 2019, August 12, 2019, September 9, 2019, September 10, 2019, September 25, 2019, September 30, 2019, October 24, 2019 (other than the information furnished pursuant to Item 2.02, Item 7.01, Exhibit 99.1 and Exhibit 99.2), November 7, 2019, November 12, 2019 and November 18, 2019; and

  •
  the description of our common stock set forth in our Registration Statement on Form 8-A, filed on June 19, 2017.

        We also incorporate by reference into this prospectus supplement additional documents that we may file (but not furnish) with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates, or the offering is otherwise terminated.

        You may obtain copies of any of these filings by contacting us as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the internet at:

Safehold Inc.
1114 Avenue of the Americas, 39th Floor
New York, NY 10036
(212) 930-9400
Attn: Investor Relations
Website: http://www.safeholdinc.com

        The information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

SAFETY, INCOME & GROWTH INC.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
and
Warrants

        We may from time to time offer our common stock, preferred stock (which we may issue in one or more series), depositary shares representing shares of preferred stock, debt securities (which we may issue in one or more series) or warrants entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities, at an aggregate initial offering price which will not exceed $1,000,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or directly to purchasers.

        We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future. We may describe the terms of those securities in a term sheet which will precede the prospectus supplement.

        In each prospectus supplement we will include the following information:

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  The names of the underwriters or agents, if any, through which we will sell the securities.

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  The proposed amount of securities, if any, which the underwriters will purchase.

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  The compensation, if any, of those underwriters or agents.

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  The initial public offering price of the securities.

  •
  Information about securities exchanges, electronic communications networks or automated quotation systems on which the securities will be listed or traded.

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  Any other material information about the offering and sale of the securities.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        An investment in these securities entails certain material risks and uncertainties that should be considered. See "Risk Factors" in Part I, Item 1a of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and any subsequent report incorporated in this prospectus by reference.

The date of this prospectus is July 12, 2018

 ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may sell any combination of common stock, preferred stock, depositary shares representing shares of preferred stock, debt securities or warrants entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities in one or more offerings for total proceeds of up to $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading "Incorporation of Certain Documents By Reference."

FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are included with respect to, among other things, our current business plan, business strategy, portfolio management and liquidity. These forward-looking statements generally are identified by the words "believe," "project," expect," "anticipate," "estimate," "intend," strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result" and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results or outcomes to differ materially from those contained in the forward-looking statements.

        Important factors that we believe might cause such differences are discussed in the section entitled, "Risk Factors" in Part I, Item 1a of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and any subsequent report incorporated in this registration statement by reference, or otherwise accompany the forward-looking statements contained in this prospectus. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In assessing all forward-looking statements, you are urged to read carefully all cautionary statements, together with the other risks described from time to time in our reports and documents filed with the Securities and Exchange Commission, or the SEC, and you should not place undue reliance on those statements.

 SAFETY, INCOME & GROWTH INC.

        We believe that we are the first publicly-traded company formed primarily to acquire, own, manage, finance and capitalize Ground Leases. Ground Leases generally represent the ownership of land underlying commercial real estate properties, which is leased on a long term basis (often 30 to 99 years) by the land owner (landlord) to a tenant that owns and operates the building on top of the land. The property is generally leased on a triple net basis with the tenant responsible for taxes, maintenance and insurance as well as all operating costs and capital expenditures. Ground Leases typically provide that at the end of the lease term or upon tenant default, the landlord regains possession of the land, and takes ownership of the building and all improvements thereon for no additional consideration. We seek to become the industry leader in Ground Leases by demonstrating their value-added characteristics to real estate investors and expanding their use throughout major metropolitan areas.

        We have a diverse portfolio that, as of March 31, 2018, is comprised of 18 properties located in major metropolitan areas with an aggregate gross book value of approximately $588.0 million. Twelve of our properties were acquired or originated by iStar Inc. (NYSE: STAR), a publicly-traded REIT and the parent company of our manager, ("iStar") over the past 20 years and comprised our initial portfolio. All of the properties in our portfolio are subject to long-term leases consisting of 13 Ground Leases and one master lease (covering five properties) that provide for periodic contractual rent escalations or percentage rent participations in gross revenues generated at the relevant properties.

        We have chosen to focus on Ground Leases in part because we believe they offer a unique combination of safety, income growth and the potential for capital appreciation. We believe that Ground Leases offer the opportunity to realize superior risk-adjusted total returns when compared to certain other alternative commercial real estate property investments.

        We are managed by SFTY Manager, LLC, a wholly-owned subsidiary of iStar, our largest stockholder, pursuant to a management agreement. We have no employees, and rely on our manager to provide all services.

        We believe that our relationship with iStar provides us with opportunities to source and originate Ground Lease transactions that may not otherwise be available to us. As of March 31, 2018, iStar has approximately 190 professionals dedicated to investment origination, underwriting, asset management, legal review, accounting and other disciplines that are available to us through our manager. As we seek to grow our business, we believe that we will benefit from iStar's geographic reach and more than 20 years of experience sourcing, underwriting and executing investments in all major property types, through numerous real estate cycles and negotiating with major sponsors. Additionally, iStar's ownership of approximately 39.9% of our outstanding common stock as of March 31, 2018 further aligns iStar's interests with ours.

        Our principal executive offices are located at 1114 Avenue of the Americas, New York, New York 10036. Our telephone number is (212) 930-9400. Our website address is www.safetyincomegrowth.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus.

 RATIO OF EARNINGS TO FIXED CHARGES

					Years Ended December 31,
	For the Three Months Ended March 31, 2018 2018
		April 14 to December 31, 2017		January 1 to April 13, 2017(2)
					2016(2)	2015(2)
Ratio of earnings to combined fixed charges and preferred stock dividends	2.15x	—	(1)	1.55x	1.80x	1.79x
Ratio of earnings to fixed charges	2.15x	—	(1)	1.55x	1.80x	1.79x

(1)
For the period from April 14, 2017 to December 31, 2017, earnings were not sufficient to cover fixed charges by $3,669.

(2)
Represent ratios of our predecessor.

 USE OF PROCEEDS

        Except as may be set forth in a particular prospectus supplement, we will add the net proceeds from sales of securities to our general corporate funds, which we may use to repay indebtedness, for new investments, or for other general corporate purposes.

 DESCRIPTION OF DEBT SECURITIES

        We intend to issue the debt securities under an indenture dated as of June 29, 2018 with U.S. Bank National Association, as trustee, which we may supplement from time to time. The following paragraphs describe the provisions of the indenture. The indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and you may inspect it at the office of the trustee. If we issue the debt securities under a different indenture, we will file it and incorporate it by reference into the registration statement and describe it in a prospectus supplement.

General

        The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities and may be either secured or unsecured. The indenture does not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be a prospectus supplement relating to each particular series of debt securities. Each prospectus supplement will describe:

  •
  the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

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  any limit upon the aggregate principal amount of a series of debt securities which we may issue;

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  the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

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  the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

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  the currency or currencies in which principal, premium, if any, and interest, if any, will be paid.

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  the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

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  any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

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  the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any provisions intended to prevent dilution as a result of the conversion rights;

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  any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

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  any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

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  the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

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  any special or modified events of default or covenants with respect to the debt securities;

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  any security or collateral provisions; and

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  any other material terms of the debt securities.

        The indenture does not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to a particular series of debt securities may contain provisions of that type.

        We may issue debt securities at a discount from their stated principal amount. A prospectus supplement may describe U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount.

        If the principal of, premium, if any, or interest with regard to any series of debt securities is payable in a foreign currency, we will describe in the prospectus supplement relating to those debt securities any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

        We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

        We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

        An event of default with respect to each series of debt securities will include:

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  our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

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  our default for 30 days or a period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

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  our default for 60 days or a period specified in a supplemental indenture, which may be no period after notice in the observance or performance of any other covenants in the indenture; and

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  certain events involving our bankruptcy, insolvency or reorganization.

        A supplemental indenture relating to a particular series of debt securities may modify these events of default or include other events of default.

        The indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.

        The indenture provides that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of a series of debt securities then outstanding may declare the principal of and accrued interest, if any, on that series of debt securities to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the applicable series of debt securities.

        The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

        A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

Modification of the Indenture

        We and the trustee may:

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  without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities; evidence the succession of another person to our company; add to our covenants to benefit the holders of debt securities; add any additional events of default for the benefit of holders; secure our debt securities; establish the form and terms of debt securities and related coupons; evidence the appointment acceptance by a successor trustee; and conform the terms of the indenture or any debt securities to those in any prospectus or offering documents;

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  with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the indenture, modify the indenture or the rights of the holders of the debt securities generally; and

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  with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

        However, we may not:

  •
  extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any of our other securities, without the consent of each holder of debt securities who will be affected; or

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  reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

Mergers and Other Transactions

        We may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless: (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture; and (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing.

Governing Law

        The indenture, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of New York.

 DESCRIPTION OF WARRANTS

        Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

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  the securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, debt securities, depositary shares or units consisting of two or more of those types of securities);

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  the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

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  the period during which the warrants may be exercised;

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  any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

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  the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

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  any other material terms of the warrants.

        Holders of warrants will be subject to the ownership restrictions in our charter. See "Description of Common Stock and Preferred Stock-Restrictions on Ownership and Transfer."

 DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

General

        Our charter provides that we may issue up to 400,000,000 shares of common stock, $0.01 par value per share, which we refer to herein as the common stock, and up to 50,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. As of March 31,2018, we had 18,190,000 shares of common stock and no shares of preferred stock issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each outstanding share of common stock entitles the holder thereof to one vote on all matters on which the stockholders of common stock are entitled to vote, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will vote together as a single class and will possess the exclusive voting power. There is no cumulative voting in the election of our directors, which means that the stockholders entitled to cast a majority of the votes of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. Directors are elected by a plurality of all the votes cast in the election of directors. Under a plurality voting standard, directors who receive the greatest number of votes cast in their favor are elected to the board of directors.

        Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any such classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as otherwise provided in our charter, shares of common stock have equal distribution, liquidation and other rights.

        Under the Maryland General Corporation Law, or MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a share exchange unless the action is approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation's charter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of our stock and the vote required to amend these provisions) may be approved by a majority of all of the votes entitled to be cast on the matter.

Restrictions on Ownership and Transfer

        In order for us to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. In addition, no more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See "Certain U.S. Federal Income Tax Considerations—Requirements for Qualification—General."

        Our charter contains restrictions on the ownership and transfer of our shares of common stock and other outstanding shares of stock. The relevant sections of our charter provide that no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock (the common stock ownership limit), or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock (the aggregate stock ownership limit). We refer to the common stock ownership limit and the aggregate stock ownership limit collectively as the "ownership limits." A person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of our stock as described below, would beneficially own or be deemed to beneficially own, by virtue of the applicable constructive ownership provisions of the Code, shares of our stock and/or, if appropriate in the context, a person or entity that would have been the record owner of such shares of our stock is referred to as a "prohibited owner."

        The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of all classes or series of our stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to own shares constructively in excess of the ownership limits.

        Our board of directors may, in its sole and absolute discretion and subject to the receipt of such certain representations, covenants and undertakings deemed reasonably necessary by the board, prospectively or retroactively, exempt a person from the ownership limits and establish an excepted holder limit for such person. However, our board of directors may not exempt any person whose ownership of our outstanding stock would result in our being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must provide our board of directors with information and undertakings deemed satisfactory to our board of directors that such person's ownership of stock in excess of the ownership limits would not cause us to own (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant for our taxable year during which such determination is being made would reasonably be expected to equal or exceed the lesser of (i) one percent (1%) of our gross income (as determined for purposes of Section 856(c) of the Code), or (ii) an amount that would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the shares of stock causing the violation. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT. We have granted a waiver to iStar to own up to 39.9%, and to GICRE to own up to 15.0%, of the outstanding shares of our common stock in the aggregate.

        In connection with the waiver of the ownership limits, creating an excepted holder limit or at any other time, our board of directors may, in its sole and absolute discretion, from time to time increase or decrease the ownership limits subject to the restrictions in the paragraph above; provided, however, that the ownership limits may not be decreased or increased if, after giving effect to such decrease or increase, five or fewer persons could own or beneficially own in the aggregate, more than 49.9% in value of our shares then outstanding. Prior to the modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Reduced ownership limits will not apply to any person or entity whose percentage ownership in our shares of common stock or stock of all classes and series, as applicable, is in excess of such decreased ownership limits until such time as such person's or entity's percentage ownership of our common stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of shares of our common stock or stock of all classes and series, as applicable, in excess of such percentage ownership of our shares of common stock or total shares of stock will be in violation of the ownership limits.

        Our charter further prohibits:

  •
  any person from beneficially or constructively owning (taking into account applicable attribution rules under the Code) shares of our stock that would result in our being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT (including, without limitation, any person beneficially or constructively owning shares of our stock that would result in us owning (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and

  •
  any person from transferring our shares of stock if such transfer would result in our shares of stock being beneficially owned by fewer than 100 persons (determined, as a general matter, without reference to any attribution rules).

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the foregoing restrictions on ownership and transfer will be required to give written notice immediately to us (or, in the case of a proposed or attempted acquisition, at least 15 days prior written notice to us) and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT.

        If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being "closely held" under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then generally that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for the benefit of the charitable beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits, or our being "closely held" under Section 856(h) of the Code or otherwise failing to qualify as a REIT or the ownership and transfer restrictions described above, then our charter provides that the transfer of the shares will be null and void.

        Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the event of a gift, devise or other such transaction, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner but the trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. To the extent the prohibited owner would receive an amount for such shares that exceeds the amount that such prohibited owner would have been entitled to receive had the trustee sold the shares held in the trust to a third party, such excess shall be retained by the trustee for the benefit of the charitable beneficiary.

        If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person designated by the trustee who could own the shares without violating the ownership limitations set forth in the charter. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the event of a gift, devise or other such transaction, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee will reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust and any dividend or other distribution paid to trustee shall be held in trust for the charitable beneficiary. In addition, if, prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

        The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

        Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee's sole discretion:

  •
  to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

  •
  to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

        However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

        In addition, if our board of directors determine that a proposed transfer would violate the restrictions on ownership and transfer of our shares of stock set forth in our charter, our board of directors will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

        Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating the stockholder's name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide us with such additional information as we may request in order to determine the effect of the stockholder's beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder must provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        Any certificates, or written statements of information delivered in lieu of certificates, representing shares of our stock will bear a legend referring to the restrictions described above.

        These restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to qualify as a REIT or that compliance with such provisions is no longer required for REIT qualification.

        These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Preferred Stock

        We may issue preferred stock in series with any rights and preferences which may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each series of preferred stock. Each prospectus supplement will describe, as to the preferred stock to which it relates:

  •
  the title of the series;

  •
  any limit upon the number of shares of the series which may be issued;

  •
  the preference, if any, to which holders of the series will be entitled upon our liquidation;

  •
  the date or dates on which we will be required or permitted to redeem shares of the series;

  •
  the terms, if any, on which we or holders of the series will have the option to cause shares of the series to be redeemed;

  •
  the voting rights of the holders of the preferred stock;

  •
  the dividends, if any, which will be payable with regard to the series (which may be fixed dividends or participating dividends and may be cumulative or non-cumulative);

  •
  the right, if any, of holders of the series to convert them into another class of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

  •
  any provisions by which we will be required or permitted to make payments to a sinking fund which will be used to redeem shares of the series or a purchase fund which will be used to purchase shares of the series;

  •
  any other material terms of the series.

        Holders of shares of preferred stock will not have preemptive rights.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock and preferred stock is Computershare Trust Company, N.A..

 DESCRIPTION OF DEPOSITARY SHARES

        We may issue depositary receipts representing interests in shares of a particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

        While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

        Dividends and Other Distributions.    Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

        Withdrawal of Preferred Stock.    A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock and any money or other property to which the depositary shares relate.

        Redemption of Depositary Shares.    Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

        Voting.    Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

        Liquidation Preference.    Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

        Conversion.    If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

        Amendment and Termination of a Deposit Agreement.    We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

  •
  all outstanding depositary shares to which it relates have been redeemed or converted; or

  •
  the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

        Miscellaneous.    There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

        Holders of warrants will be subject to the ownership restrictions in our charter. See "Description of Common Stock and Preferred Stock-Restrictions on Ownership and Transfer."

 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section under the heading "Certain U.S. Federal Income Tax Considerations," references to "the company," "we," "our" and "us" mean only Safety, Income & Growth Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. You are urged to both review the following discussion and to consult your tax advisor to determine the effects of ownership and disposition of our shares on your individual tax situation, including any state, local or non-U.S. tax consequences.

        This summary is based upon the Internal Revenue Code, or the "Code," the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS, (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary.

        This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that stockholders hold our common stock as a capital asset, which generally means as property held for investment. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of the stockholder's investment or tax circumstances, or to stockholders subject to special tax rules, such as:

  •
  U.S. expatriates;

  •
  persons who mark-to-market our common stock;

  •
  subchapter S corporations;

  •
  U.S. stockholders, as defined below, whose functional currency is not the U.S. dollar;

  •
  financial institutions;

  •
  insurance companies;

  •
  broker-dealers;

  •
  regulated investment companies, or "RICs";

  •
  REITs;

  •
  holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

  •
  persons holding our common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons subject to the alternative minimum tax provisions of the Code;

  •
  persons holding their interest through a partnership or similar pass-through entity;

  •
  persons holding a 10% or more (by vote or value) beneficial interest in us;

        and, except to the extent discussed below:

  •
  trusts and estates;

  •
  tax-exempt organizations; and

  •
  non-U.S. stockholders, as defined below.

        For purposes of this summary, a U.S. stockholder is a beneficial owner of our common stock who for U.S. federal income tax purposes is:

  •
  a citizen or resident of the U.S.;

  •
  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

        A non-U.S. stockholder is a beneficial owner of our common stock who is neither a U.S. stockholder nor an entity that is treated as a partnership or a disregarded entity for U.S. federal income tax purposes.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

        THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

Taxation of the Company

        We have elected to be taxed as a REIT under the Code, commencing with our taxable year ended December 31, 2017. We believe we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and we intend to continue to operate in a manner that will enable us to qualify as a REIT under the Code.

        The law firm of Clifford Chance US LLP has acted as our counsel in connection with the registration statement of which this prospectus forms a part. We have received the opinion of Clifford Chance US LLP prior to the effectiveness of the registration statement of which this prospectus forms a part to the effect that, commencing with our taxable year ended December 31, 2017, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. The opinion of Clifford Chance US LLP will be based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described herein are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and registration statement. Additionally, the opinion of Clifford Chance US LLP is conditioned upon factual representations and covenants made by our management regarding our organization, assets, and present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action that could adversely affect our qualification as a REIT. Although we believe we have been organized and operated and intend to continue to operate so that we will qualify as a REIT commencing with our taxable year ended December 31, 2017, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Clifford Chance US LLP's opinion does not foreclose the possibility that we may have to utilize one or more REIT savings provisions discussed below, which could require the payment of an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification.

        Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Clifford Chance US LLP. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT for a particular year also requires that we satisfy certain asset and income tests during such year, some of which depend upon the fair market values of assets in which we directly or indirectly own an interest. Such values may not be susceptible to a precise determination. In addition, if we are treated as a "successor" of iStar (within the meaning of Treasury Regulations Section 1.856-8(c)(2)) and iStar's REIT qualification were terminated or revoked, we would be prohibited from electing to be taxed as a REIT until the fifth calendar year following the year in which iStar's REIT qualification was lost. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

        As indicated above, our qualification and taxation as a REIT for a particular year depend upon our ability to meet, on a continuing basis during such year, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under "—Requirements for Qualification—General." While we believe we have been organized and operated and intend to continue to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify."

        Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.

        Noncorporate U.S. stockholders are generally taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. Dividends payable by REITs, however, are generally not eligible for this reduced rate. For taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate taxpayers are subject to a 37% maximum U.S. federal income tax rate on ordinary income, and are entitled to deduct up to 20% of certain qualified business income, including "qualified REIT dividends" (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See "—Taxation of Stockholders."

        If we qualify as a REIT, we will nonetheless be subject to U.S. federal income tax as follows:

  •
  We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, as described below, such income will be subject to a 100% tax. See "—Requirements for Qualification—General—Prohibited Transactions," and "Foreclosure Property," below.

  •
  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or leasehold as "foreclosure property," we may thereby avoid (i) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), and (ii) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the applicable rate (currently 21%).

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (i) the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (ii) a fraction intended to reflect our profitability.

  •
  If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the corporate tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

  •
  If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

  •
  If we fail to distribute on an annual basis at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior periods, or the "required distribution," we will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts on which U.S. federal income tax is paid at the corporate level.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in "—Requirements for Qualification—General."

  •
  We may be subject to a 100% excise tax on some items of income and expense that are directly or constructively paid between us, our tenants and/or any TRSs if and to the extent that the IRS successfully adjusts the reported amounts of these items.

  •
  If we acquire appreciated assets from a subchapter C corporation (generally a corporation that is not a REIT, a regulated investment company or an S corporation) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we will be subject to tax at the highest corporate income tax rate then applicable on any gain from the disposition of such assets to the extent of the excess of the fair market value of the assets on the date they were acquired by us over the basis of such assets on such date if we dispose of the assets during the 5-year period following our acquisition of the assets from the subchapter C corporation. The results described in this paragraph assume that the subchapter C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when we acquire the assets. Gain from the sale of property which we acquired in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code is generally excluded from the application of this built-in gains tax. See "—Requirements for Qualification—General—Tax on Built-In Gains" below.

  •
  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include the stockholder's proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in the stockholder's income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for the stockholder's proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder's basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

  •
  We may have subsidiaries or own interests in other lower-tier entities that are taxable C corporations, the earnings of which would be subject to U.S. federal corporate income tax.

        In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and non-U.S. income, transfer, franchise, property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

        The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

  (4)
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified entities);

  (7)
  that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

  (8)
  that has no earnings and profits from any non-REIT taxable year or as a successor to any subchapter C corporation at the close of any taxable year;

  (9)
  that uses the calendar year for U.S. federal income tax purposes; and

  (10)
  that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended, among other purposes, to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. We intend to monitor the beneficial owners of our stock to ensure that conditions (5) and (6) will be met, but no assurance can be given that we will be successful in this regard. For purposes of condition (6), an "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

        To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with the stockholder's tax return disclosing the actual ownership of the shares and other information.

        With respect to condition (8), we believe we will not initially have any earnings and profits from any non-REIT taxable year or as a successor to any subchapter C corporation.

        With respect to condition (9), we adopted December 31 as our taxable year-end and thereby satisfy this requirement.

Effect of Subsidiary Entities

        Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership (references herein to "partnership" include entities or arrangements that are classified as partnerships for U.S. federal income tax purposes), such as our operating partnership at any time that our operating partnership has two or more partners for U.S. federal income tax purposes, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test described below, the determination of a REIT's interest in partnership assets will be based on the REIT's proportionate interest in any securities issued by the partnership, excluding, for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership and its equity interests in any lower-tier partnerships), will be treated as our assets and items of income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

        As discussed in greater detail in "—Tax Aspects of Investments in Partnerships" below, our investment in a partnership involves special tax considerations. For example, it is possible that the IRS could treat a subsidiary partnership as a corporation for U.S. federal income tax purposes. In this case, the subsidiary partnership would be subject to entity-level tax and the character of our assets and items of gross income would change, possibly causing us to fail the requirements to qualify as a REIT. See "—Failure to Qualify" and "—Tax Aspects of Investments in Partnerships—Entity Classification" below. In addition, special rules apply in the case of appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership. In general terms, these rules require that certain items of income, gain, loss and deduction associated with the contributed property be allocated to the contributing partner for U.S. federal income tax purposes. These rules could adversely affect us, for example, by requiring that a lower amount of depreciation deductions be allocated to us, which in turn would cause us to have a greater amount of taxable income without a corresponding increase in cash and result in a greater portion of our distributions being taxed as dividend income. See "—Tax Aspects of Investments in Partnerships—Tax Allocations with Respect to Partnership Properties" below.

        Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, as described below under "—Taxable REIT Subsidiaries," that is wholly-owned by a REIT, or by other disregarded subsidiaries of the REIT or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT that have not elected to be taxed as corporations for U.S. federal income tax purposes are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary ceases to be wholly-owned by us—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See "—Gross Income Tests" and "—Asset Tests."

        Taxable REIT Subsidiaries.    We generally may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate U.S. federal, state, local income and franchise taxes on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our stockholders. We intend to jointly elect with each taxable subsidiary for the subsidiary to be treated as a TRS. This will allow a TRS to invest in assets and engage in activities that could not be held or conducted directly by us or through a pass-through subsidiary without jeopardizing our qualification as a REIT or causing us to be subject to a 100% penalty tax on gains from "prohibited transactions." For example, where we acquire a commercial real estate property to create a Ground Lease to be held by us and a leasehold interest that we will seek to sell to a third party, such leasehold interest may be held by a TRS so that a subsequent sale would not be treated as a prohibited transaction.

        For purposes of the gross income and asset tests applicable to REITs, a REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a REIT does not include the assets and income of such subsidiary corporations in determining the REIT's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that a REIT, due to the requirements applicable to REITs, might otherwise not be able to undertake directly or through pass-through subsidiaries (or, if such activities could be undertaken, it would only be in a commercially unfeasible manner) such as, for example, activities that give rise to certain categories of income such as management fees. If dividends are paid to us by a TRS, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See "—Annual Distribution Requirements" and "—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders."

        Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. The recently enacted TCJA may limit TRS' ability to deduct business interest expense including interest paid on loans from an affiliated REIT. These rules are highly complex and little guidance has been issued to date. In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm's-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

        Rents received by us that include amounts for services furnished by a TRS to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (i) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception; (ii) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (iii) rents paid to us by tenants leasing at least 25% of the net leasable space at a property that are not receiving services from the TRS are substantially comparable to the rents paid to us by tenants leasing comparable space at such property and that are receiving such services from the TRS (and the charge for the services is separately stated); or (iv) the TRS's gross income from the service is not less than 150% of the TRS's direct cost of furnishing the service. To the extent we organize any TRS, we intend to structure transactions with any such TRS on terms that we believe are arm's length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will, in all circumstances, be able to avoid the application of the 100% excise tax.

Gross Income Tests

        In order to satisfy the requirements for qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including "rents from real property," dividends received from and gain from the disposition of shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets (other than income or gains with respect to debt instruments issued by public REITs that are not otherwise secured by real property), as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

        For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any entity or arrangement treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

        Rents received by us will qualify as "rents from real property" in satisfying the 75% gross income test described above only if several conditions are met, including the following. The rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales or being based on the net income or profits of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the sublessees would qualify as rents from real property if earned directly by us. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from which we derive no income, or through a TRS. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties if the gross income from such services does not exceed 1% of the total gross income from the property for the relevant taxable year. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not otherwise disqualify the rents from treatment as rents from real property. If, however, the gross income from such non-customary services exceeds this 1% threshold, none of the gross income derived from the relevant property is treated as rents from real property. For purposes of this test, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Also, rental income will qualify as rents from real property only to the extent it is not treated as "related party rent," which generally includes rent received or accrued, directly or indirectly, from a tenant if we directly or indirectly (through application of certain constructive ownership rules) own, (i) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (ii) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. However, rental payments from a TRS will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space.

        Unless we determine that the resulting non-qualifying income under any of the following situations, taken together with all other non-qualifying income earned by us in the taxable year, will not jeopardize our qualification as a REIT, we do not intend to:

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  charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

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  rent any property to a related party tenant, including any TRS, unless the rent from the lease to the TRS would qualify for the special exception from the related party tenant rule applicable to certain leases with a TRS;

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  derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is no more than 15% of the total rent received under the lease; or

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  directly or indirectly perform services considered to be non-customary or rendered to the occupant of the property other than through a TRS or independent contractor.

        In connection with determining whether we receive related party rental income, for so long as iStar or GICRE, either individually or together in the aggregate, holds 10% or more of the shares of our common stock, we will be deemed to own any tenant in which, iStar, GICRE or iStar and/or GICRE together own, at any time during a taxable year, a 10% or greater interest, applying certain constructive ownership rules. We have put in place, together with GICRE and iStar, procedures to diligence whether we will directly or indirectly receive rental income of a related party tenant, including as a result of our constructive ownership of a tenant due to ownership of such tenant by iStar and/or GICRE, and, in the event we receive rental income from a tenant in which GICRE owns a greater than 10% interest that could reasonably cause us to fail to qualify as a REIT, iStar agreed to purchase our common shares from GICRE in an amount necessary to reduce GICRE's ownership interest in us below 10% on one occasion. However, due to the broad nature of the attribution rules of the Code, we cannot be certain that in all cases we will be able to timely determine whether we are receiving related party rental income in an amount that would cause us to fail the REIT gross income tests. To the extent we failed to satisfy a REIT gross income test as a result of receiving related party tenant income we could fail to qualify as a REIT or be subject to a penalty tax, which could be significant in amount. See—"Failure to Satisfy the Gross Income Tests."

        We may receive distributions from a TRS or other C corporations that are neither REITs nor qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends received by us from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

        Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, then, subject to the exception described below, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. If a loan is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan, the loan is treated as secured solely by the real property for purposes of these rules. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. In certain cases, the terms of a negotiated Ground Lease transaction may be determined to have a financing component pursuant to which we may be considered as receiving interest income. To the extent all or a portion of a Ground Lease was treated as a financing for tax purposes, we believe such financing should be considered as secured by real property because of our ability to take back the leasehold interest upon default under the Ground Lease, and therefore such treatment should not adversely impact our ability to satisfy the REIT gross income tests.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not dealer property in the hands of the borrower or us.

Hedging Transactions

        We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which we clearly identify as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, or (iii) primarily to manage risk with respect to a hedging transaction described in clause (i) or (ii) after the extinguishment of such borrowings or disposal of the asset producing such income that is hedged by the hedging transaction, provided, in each case, that the hedging transaction is clearly identified as such before the close of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Failure to Satisfy the Gross Income Tests

        We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If we fail to satisfy one or both of the gross income tests described above and these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under "—Taxation of the Company—Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be significant in amount.

Asset Tests

        At the close of each calendar quarter we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property (such as land, buildings, leasehold interests in real property), stock of other REITs, interests in mortgages secured by real property or by interests in real property, certain kinds of mortgage-backed securities and mortgage loans and debt instruments issued by publicly offered REITs, interests in obligations secured by both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of the property securing such mortgage, and personal property to the extent income from such personal property is treated as "rents from real property" because the personal property is rented in connection with a rental of real property and constitutes no more than 15% of the aggregate property rented. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

        Second, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either (a) voting power (the 10% voting test) or (b) value (the 10% value test). Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our total assets (25% for taxable years beginning before 2018). Fifth, the aggregate value of debt instruments issued by publicly offered REITs held by us that are not otherwise secured by real property may not exceed 25% of the value of our total assets.

        The 5% and 10% asset tests described above do not apply to securities of TRSs, qualified REIT subsidiaries or securities that are "real estate assets" for purposes of the 75% asset test described above. In addition, the 10% value test does not apply to certain "straight debt" and other excluded securities described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. For these purposes, (1) a REIT's interest as a partner in a partnership is not considered a security; (2) any debt instrument issued by a partnership (other than straight debt or another security that is excluded from the 10% value test) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership. For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments described in the Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our "controlled taxable REIT subsidiaries," as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer's outstanding securities (including, for purposes of a partnership issuer, its interest as a partner in the partnership).

        After initially meeting the asset tests at the close of a quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of the non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, the 10% vote test, or the 10% value test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally, within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred) to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as the failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT after the 30-day cure period by taking steps including the disposition of sufficient assets to meet the asset tests (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), and paying a tax equal to the greater of $50,000 or 21% of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the relevant asset test.

        We believe our holdings of Ground Leases and other assets comply and will continue to comply with the foregoing REIT asset requirements, and we intend to monitor compliance with such tests on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. Moreover, the values of some of our assets, including securities of TRSs or other non-publicly traded investments, may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. As an example, certain Ground Leases we enter into may, in certain circumstances, be determined to have a financing component. To the extent all or a portion of a Ground Lease were treated as a loan for tax purposes, we believe such loan should be considered as secured by real property because of our ability to take back the leasehold interest and any improvements thereon upon default under the Ground Lease, and therefore such treatment should not adversely impact our ability to satisfy the REIT asset tests. There can be no assurance that the IRS will not contend that certain of our Ground Lease assets do not meet the requirements of the REIT asset tests.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

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  the sum of:

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  90% of our "REIT taxable income" (computed without regard to our deduction for dividends paid and our net capital gains), and

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    90% of the net income from foreclosure property (after tax) as described below, minus

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  the sum of specified items of non-cash income that exceeds a specified percentage of our income.

        These distributions must be paid in the taxable year to which they relate, or in the following taxable year if such distributions are declared in October, November or December, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year, provided we pay such distribution with or before our first regular dividend payment after such declaration and such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        To the extent that we distribute at least 90%, but less than 100%, of our net taxable income, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we would elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase their adjusted basis in our stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

        If we fail to distribute on an annual basis at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of such amount over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior periods) and (b) the amounts of income retained on which we have paid corporate income tax. We intend to make distributions to our stockholders in a manner that satisfies the REIT 90% distribution requirement and that protects us from being subject to U.S. federal income tax on our income and the 4% nondeductible excise tax.

        It is possible that we, from time to time, may not have sufficient cash to meet the REIT distribution requirements due to timing differences between (i) the actual receipt of cash, including the receipt of distributions from any partnership subsidiaries and (ii) the inclusion of items in income by us for U.S. federal income tax purposes. For example, certain Ground Lease transactions we enter into may be determined to have a financing component, which may result in a timing difference between the receipt of cash and the recognition of income for U.S. federal income tax purposes. In addition, certain amounts can generate mismatches between net taxable income and available cash, such as rental real estate financed through debt with requires some or all of available cash flow to service borrowings. In certain circumstances, our deductions of interest on such borrowings could be limited for tax purposes absent an election out of such limitation, if available. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. The IRS recently issued Revenue Procedure 2017-45, authorizing elective stock dividends to be made by public REITs. Pursuant to this revenue procedure, effective for distributions declared on or after August 11, 2017, the IRS will treat the distribution of stock pursuant to an elective stock dividend as a distribution of property under Section 301 of the Code (i.e., as a dividend to the extent of our earnings and profits), as long as at least 20% of the total dividend is available in cash and certain other requirements outlined in the revenue procedure are met. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock.

        We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Tax on Built-In Gains

        If we acquire appreciated assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation (a "carry-over basis transaction"), and if we subsequently dispose of any such assets during the 5-year period following the acquisition of the assets from the subchapter C corporation, we will be subject to tax at the highest corporate tax rates on any gain from such assets to the extent of the excess of the fair market value of the assets on the date that they were acquired by us over the basis of such assets on such date, which we refer to as built-in gains. However, the built-in gains tax will not apply if the subchapter C corporation elects to be subject to an immediate tax when the asset is acquired by us. Gain from the sale of property which we acquired in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code is generally excluded from the application of this built-in gains tax.

Recordkeeping Requirements

        We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions

        Net income we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument in the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be treated as in the ordinary course of business. However, whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers, or that certain safe-harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property by a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

        Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT.

Failure to Qualify

        In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions that will be available to us if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax, including any applicable alternative minimum tax for our taxable year beginning before January 1, 2018, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of noncorporate U.S. stockholders at a maximum rate of 20%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether we will be entitled to statutory relief in all circumstances.

Tax Aspects of Investments in Partnerships

General

        We will hold investments through entities that are classified as partnerships for U.S. federal income tax purposes, including our interest in our operating partnership and equity interests in lower-tier partnerships at any time that such partnerships have two or more partners for U.S. federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. For taxable years beginning after December 31, 2017, however, the tax liability for adjustments to a partnership's tax returns made as a result of an audit by the IRS will be imposed on the partnership itself in certain circumstances absent an election to the contrary.

        We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests, based on our capital interest in such partnerships. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain securities excluded under the Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or have only limited influence, over the partnership.

Entity Classification

        The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a "publicly traded partnership" and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. In addition, under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified safe harbors, which are based on the specific facts and circumstances relating to the partnership. Although our operating partnership may, depending on the number of parties in our operating partnership and the percentage of interests in our operating partnership transferred during a taxable year, qualify for one of these safe harbors, we cannot provide any assurance that our operating partnership will, in each of its taxable years, qualify for one of these safe harbors. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, would be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) and the gross income tests as discussed in "—Requirements for Qualification—General—Gross Income Tests" and "—Asset Tests" above, and in turn would prevent us from qualifying as a REIT. See "—Failure to Qualify," above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

        The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to the holders of units in accordance with their respective percentage interests. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership's allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Code of the Treasury Regulations promulgated thereunder.

        Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value, or book value, of the contributed property and the adjusted tax basis of such property at the time of the contribution (a "book-tax difference"). Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners.

        In connection with future asset acquisitions, appreciated property may be acquired by our operating partnership in exchange for interests in our operating partnership. The operating partnership agreement requires that allocations with respect to such acquired property be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of allocating book-tax differences. The operating partnership expects that in connection with a tax-deferred acquisition of assets, the contributor of such assets would request our operating partnership to use the traditional method for purposes of allocating its book-tax differences among its partners. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of the acquired properties in the hands of our operating partnership (i) may cause us to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to us if all of the acquired properties were to have a tax basis equal to their fair market value at the time of acquisition and (ii) in the event of a sale of such properties, could cause us to be allocated gain in excess of our corresponding economic or book gain (or taxable loss that is less than our economic or book loss), with a corresponding benefit to the partners transferring such properties to our operating partnership for interests in our operating partnership. Therefore, the use of the traditional method could result in our having taxable income that is in excess of our economic or book income as well as our cash distributions from our operating partnership, which might adversely affect our ability to comply with the REIT distribution requirements or result in a greater portion of our distributions being treated as taxable dividend income.

        We are currently treated as the sole owner of our operating partnership for U.S. federal income tax purposes, and as a result our operating partnership is disregarded as an entity separate from our company for U.S. federal income tax purposes. If our operating partnership issues operating partnership units at some point in the future, we will be treated as contributing our assets to our operating partnership in exchange for operating partnership units for U.S. federal income tax purposes, and therefore we will be subject to the allocation provisions described above to the extent of any book-tax difference in its assets at the time of the contribution. These allocation provisions could result in us having taxable income that is in excess of its economic or book income as well as our cash distributions from our operating partnership, which might adversely affect our ability to comply with the REIT distribution requirements or result in a greater portion of its distributions being treated as taxable dividend income.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

        This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations.

        Distributions.    Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any is outstanding, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates available to noncorporate U.S. stockholders who receive qualified dividend income from taxable subchapter C corporations. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, noncorporate taxpayers may deduct up to 20% of certain qualified business income, including

"qualified REIT dividends" (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income.

        In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held the stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains.

        U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of noncorporate U.S. stockholders, and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders taxed as individuals, to the extent of previously claimed depreciation deductions.

        As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder's adjusted tax basis in the holder's shares, and to the extent that it exceeds the holder's adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares. As a general matter, any such gain will be long-term capital gain if the shares have been held for more than one year. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

        With respect to noncorporate U.S. stockholders, we may elect to designate a portion of our distributions paid to such U.S. stockholders as "qualified dividend income." A portion of a distribution that is properly designated as qualified dividend income is taxable to noncorporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

  (1)
  the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRSs);

  (2)
  the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income;

  (3)
  the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation over the U.S. federal income tax paid by us with respect to such built-in gain; and

  (4)
  any earnings and profits that accumulated during a period that we were not treated as a REIT for U.S. federal income tax purposes or that were inherited from a C corporation in a tax-deferred reorganization or similar transaction, provided that, in no case may the amount we designate as qualified dividend income exceed the amount we distribute to our stockholders as dividends with respect to the taxable year.

        Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a domestic subchapter C corporation, such as a TRS, and specified holding period and other requirements are met.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See "—Requirements for Qualification—General—Annual Distribution Requirements." Any net operating losses generated in taxable years beginning after December 31, 2017 will only be able to offset 80% of our net taxable income (prior to the application of the dividends paid deduction). Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

        Dispositions of Our Common Stock.    In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis in the common stock at the time of the disposition. A U.S. stockholder's adjusted tax basis generally will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (as discussed above), less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other noncorporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 20% if our common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 37% for taxable years beginning before January 1, 2026) if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a rate of 21%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate holders) to a portion of capital gain realized by a noncorporate holder on the sale of REIT stock that would correspond to the REIT's "unrecaptured Section 1250 gain."

        Prospective stockholders are advised to consult their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of noncorporate taxpayers, which may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

        If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. Although these regulations are directed towards "tax shelters," they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Passive Activity Losses and Investment Interest Limitations.    Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any "passive losses" against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

        Medicare Tax on Unearned Income.    Certain U.S. stockholders that are individuals, estates, or trusts are required to pay a 3.8% tax on "net investment income," which includes, among other things, dividends on and gains from the sale or other disposition of shares. Prospective U.S. stockholders should consult their tax advisors regarding the application of this additional tax to their investment in our common stock.

Taxation of Tax-Exempt U.S. Stockholders

        U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). Although many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that a tax-exempt U.S. stockholder has not held our common stock as "debt financed property" within the meaning of the Code (i.e., where the acquisition or ownership of the property is financed through a borrowing by the tax-exempt stockholder), distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

        Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by their investment in our common stock. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        In certain circumstances, a pension trust (i) that is described in Section 401(a) of the Code, (ii) is tax exempt under Section 501(a) of the Code, and (iii) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless (1) either (a) one pension trust owns more than 25% of the value of our stock, or (b) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts.

        Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the acquisition, ownership and disposition of our stock.

Taxation of Non-U.S. Stockholders

        The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

        Ordinary Dividends.    The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are (A) not attributable to gains from sales or exchanges of U.S. real property interests ("USRPIs"), (B) not attributable to our net capital gains and (C) not effectively connected with a U.S. trade or business of the non-U.S. stockholder generally will be treated as ordinary income and will be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

        In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder's investment in our common stock is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will not be subject to the 30% withholding tax described above, but will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (unless reduced or eliminated by an applicable income tax treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

        Non-Dividend Distributions.    Unless (i) our common stock constitutes a USRPI or (ii) either (a) the non-U.S. stockholder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (b) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual's net capital gain for the year), distributions by us which are not treated as dividends for U.S. federal income tax purposes (i.e., not treated as being paid out of our current and accumulated earnings and profits) will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will constitute a dividend for U.S. federal income tax purposes, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits and, therefore, did not constitute a dividend for U.S. federal income tax purposes.

        In addition, if our company's common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder's adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax (at a rate of 15%) of the amount by which the distribution exceeds the stockholder's share of our earnings and profits. As discussed below, we expect that our common stock will not be treated as a USRPI in the hands of a non-U.S. stockholder who holds less than 10% of our common stock.

        Because it will not generally be possible for us to determine the extent to which a distribution will be from our current or accumulated earnings and profits at the time the distribution is made, we intend to withhold and remit to the IRS 30% of distributions to non-U.S. stockholders (other than distributions that are deemed to be attributable to USRPI capital gains, as described in greater detail below) unless (i) a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, evidencing eligibility for that reduced treaty rate with us; or (ii) the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder's trade or business. However, if we determine that any of our stock held by a non-U.S. stockholder is likely to be treated as a USRPI, we intend to withhold and remit to the IRS at least 15% of distributions on such stock even if a lower rate would apply under the preceding discussion.

        Capital Gain Dividends.    Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or "USRPI capital gains," will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we are required to withhold tax equal to 21% of the amount of any distribution to the extent it is attributable to USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation. However, this 21% withholding tax will not apply to any distribution with respect to any class of our stock which is "regularly traded" on an established securities market located in the United States (as defined by applicable Treasury Regulations) if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead, any such distribution will be treated as a distribution subject to the rules discussed above under "—Ordinary Dividends." Also, the branch profits tax will not apply to such a distribution. In addition, certain non-U.S. publicly traded stockholders that meet certain record-keeping requirements ("qualified shareholders") are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are also qualified shareholders own, actually or constructively, more than 10% of our common stock. Furthermore, distributions to "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

        A distribution is not attributable to USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not attributable to USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (i) the non-U.S. stockholder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual's net capital gain for the year). We intend to withhold and remit to the IRS 21% of a distribution to a non-U.S. stockholder only to the extent that such distribution is attributable to USRPI capital gains. The amount withheld is creditable against the non-U.S. stockholder's U.S. federal income tax liability or refundable when the non-U.S. stockholder properly and timely files a tax return with the IRS.

        Retention of Net Capital Gains.    Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting therefrom, an amount equal to its proportionate share of the tax paid by us on such undistributed capital gains, and to receive from the IRS a refund to the extent its proportionate share of such tax paid by us were to exceed its actual U.S. federal income tax liability, and the non-U.S. stockholder timely files an appropriate claim for refunds.

        Dispositions of Our Common Stock.    Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. However, we expect that more than 50% of our assets will consist of interests in real property located in the United States.

        However, our common stock will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of its shares of common stock or the period of existence), less than 50% in value of its outstanding stock is held directly or indirectly by non-U.S. stockholders. For this purpose, a REIT may generally presume that any class of the REIT's stock that is "regularly traded," as defined by the applicable Treasury Regulations, on an established securities market is held by U.S. persons, except in the case of holders of 5% or more of such class of stock, and except to the extent that the REIT has actual knowledge that such stock is held by non-U.S. persons. In addition, certain look-through and presumption rules apply for these purposes to any stock of a REIT that is held by a regulated investment company or another REIT. We expect to be a domestically controlled qualified investment entity and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. Because our stock will be publicly traded, however, no assurance can be given that we will be, or that if we are, that we will remain, a domestically controlled qualified investment entity.

        In the event that we do not constitute a domestically controlled qualified investment entity, a non-U.S. stockholder's sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (i) our common stock is "regularly traded on an established securities market located in the United States" (as defined by applicable Treasury Regulations), and (ii) the selling non-U.S. stockholder owned, actually or constructively, 10% or less of our outstanding common stock at all times during the five-year period ending on the date of sale. In addition, even if we do not qualify as a domestically controlled REIT and our common stock is not regularly traded on an established securities market, dispositions of our common stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our common stock. Furthermore, dispositions of our common stock by "qualified foreign pension funds" or entities all of the interests of which are held by "qualified foreign pension funds" are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

        Specific "wash sale" rules applicable to sales of shares in a REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our common stock. These rules would apply if a non-U.S. stockholder (i) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. stockholder as gain from the sale or exchange of a USRPI, (ii) is treated as acquiring, or as entering into a contract or option to acquire, other shares of our common stock during the 61-day period that begins 30 days prior to such ex-dividend date, and (iii) if shares of our common stock are "regularly traded" on an established securities market in the United States, such non-U.S. stockholder has owned more than 5% of our common stock at any time during the one-year period ending on the date of such distribution.

        If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, including applicable alternative minimum tax (and a special alternative minimum tax in the case of non-resident alien individuals), and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

Backup Withholding and Information Reporting

        We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at a rate of 24% with respect to dividends paid, unless the holder (i) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify its non-foreign status.

        We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

        Payment of the proceeds of a sale of our common stock within the United States is subject to both backup withholding and information reporting requirements unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain United States related financial intermediaries is subject to information reporting requirements (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

Foreign Accounts

        Withholding taxes may be imposed (at a 30% rate) on certain U.S. source payments made to "foreign financial institutions" and certain other non-U.S. entities and disposition proceeds of U.S. securities realized after December 31, 2018. Under these withholding rules, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries and to certain non-U.S. stockholders. The withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or certifies that it is exempt from such obligations or, (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution that is not otherwise exempt, it must either enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or, in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement these rules, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective stockholders should consult their tax advisors regarding these withholding rules.

State, Local and Non-U.S. Taxes

        We and our subsidiaries and stockholders may be subject to state, local and non-U.S. taxation in various jurisdictions, including those in which they or we transact business, own property or reside. We will likely own interests in properties located in a number of jurisdictions, and we may be required to file tax returns and pay taxes in certain of those jurisdictions. The state, local or non-U.S. tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisor regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

Proposed Legislation or Other Actions Affecting REITs

        The U.S. federal income tax laws and regulations governing REITs and their stockholders, as well as the administrative interpretations of those laws and regulations, are constantly under review and may be changed at any time, possibly with retroactive effect. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our common stock. Prospective investors are urged to consult with their tax advisors regarding the potential effects of legislative, regulatory or administrative developments on an investment in our common stock.

 ERISA CONSIDERATIONS

        A fiduciary of a pension, profit sharing, retirement or other employee benefit plan, or plan, subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the shares of our common stock. Accordingly, such fiduciary should consider, among other factors, (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of Code). Thus, a plan fiduciary considering an investment in the shares of our common stock should also consider whether the acquisition or the continued holding of the shares of our common stock might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued under ERISA, the Code or the guidance related thereto.

        The Department of Labor, or the DOL, has issued final regulations, or the DOL Regulations, as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a "publicly offered security" nor a security issued by an investment company registered under the 1940 Act, the plan's assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of our common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

        The DOL Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. We believe our common stock is currently "widely held."

        The DOL Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable." We believe the restrictions imposed under our charter on the transfer of our common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of common stock to be "freely transferable." The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

        We believe our common stock is "widely held" and "freely transferable," and therefore that our common stock should be publicly offered securities for purposes of the DOL Regulations and that our assets should not be deemed to be "plan assets" of any plan that invests in our common stock. However, no assurance can be given that this will be the case. Operating partnership units may not be sold to or held by any "benefit plan investor" as defined under Section 3(42) of ERISA.

        Each holder of our common stock will be deemed to have represented and agreed that either it is not subject to ERISA or Section 4975 of the Code, or its purchase and holding of such common stock (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

        In addition, each beneficial owner of our common stock or any interest therein that is an benefit plan investor, including any fiduciary purchasing our common stock on behalf of a benefit plan investor ("Plan Fiduciary") will be deemed to have represented by its acquisition of such common stock that:

          (1)   neither we, nor any underwriter, nor any of our respective affiliated entities (the "Transaction Parties"), has provided or will provide advice with respect to the acquisition of our common stock by the benefit plan investor, and the Plan Fiduciary either: (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the "Advisers Act"), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of an Benefit plan investor; (c) is an investment adviser registered under the Advisers Act, or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business; (d) is a broker-dealer registered under the Securities Exchange Act of 1934, as amended; or (e) has, and at all times that the benefit plan investor is invested in our common stock will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (e) shall not be satisfied if the Plan Fiduciary is either (i) the owner or a relative of the owner of an investing individual retirement account or (ii) a participant or beneficiary of the benefit plan investor investing in our common stock in such capacity);

          (2)   the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the benefit plan investor of our common stock;

          (3)   the Plan Fiduciary is a "fiduciary" with respect to the benefit plan investor within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the benefit plan investor's acquisition of our common stock;

          (4)   none of the Transaction Parties has exercised any authority to cause the benefit plan investor to invest in our common stock or to negotiate the terms of the benefit plan investor's investment in our common stock; and

          (5)   the Plan Fiduciary has been informed by the Transaction Parties: (a) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the benefit plan investor's acquisition of our common stock; and (b) of the existence and nature of the Transaction Parties financial interests in the benefit plan investor's acquisition of our common stock.

        The above representations in this paragraph are intended to comply with the DOL's Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

        None of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of our common stock by any benefit plan investor.

        Each fiduciary of an employee benefit plan subject to ERISA or plan subject to the Code should consult with its legal counsel or other advisor concerning the potential consequences to such a plan under ERISA and the Code of an investment in our common stock.

 BOOK ENTRY SECURITIES

        We may issue the securities offered by means of this prospectus and any applicable prospectus supplement in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book-entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

        Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called "participants." Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository's participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

        Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

        If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

 PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus to one or more underwriters for public offering and sale by them or we may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, related to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as agents to offer and sell the securities to purchasers upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed that customary in the types of transactions involved.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        In connection with the offering of the securities described in this prospectus and an accompanying prospectus supplement, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the security being offered. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

        The underwriters in an offering of these securities may also create a "short position" for their account by selling more equity securities or a larger principal amount of debt securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing the securities in the open market following completion of the offering or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that is distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in an accompanying prospectus supplement may result in the maintenance of the price of our securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        Any underwriters and their affiliates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

 LEGAL MATTERS

        Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, will pass upon the validity of the securities we are offering by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

 EXPERTS

        The consolidated financial statements of Safety, Income & Growth Inc. ("the Company") as of December 31, 2017 and for the period from April 14, 2017 to December 31, 2017 and the combined financial statements of Safety, Income and Growth, Inc. ("Predecessor") as of December 31, 2016 and for the period from January 1, 2017 to April 13, 2017 and for each of the two years in the period ended December 31, 2016 incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K dated June 29, 2018, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The combined statements of revenue of 6200 and 6201 Hollywood Boulevard for the year ended December 31, 2016 included in this Prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, and have been so included in reliance on their report and upon the authority of such firm as experts in accounting and auditing.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating by reference in this prospectus the following documents which we have previously filed with the Securities and Exchange Commission under the File Number 001-38122:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

  •
  our Current Reports on Form 8-K, filed on February 15, 2018 (solely with respect to the first Current Report on Form 8-K filed on February 15, 2018 to report matters under Item 8.01 and expressly excluding in its entirety the second Current Report on Form 8-K on such date to report matters under Items 2.02, 7.01 and 9.01), March 27, 2018, April 26, 2018 (solely with respect to the second Current Report on Form 8-K filed on April 26, 2018 to report matters under Item 8.01 and expressly excluding in its entirety the first Current Report on Form 8-K on such date to report matters under Items 2.02, 7.01 and 9.01), May 11, 2018, June 29, 2018 and July 2, 2018;

  •
  the description of our common stock contained in our Information Statement on Form 8-A filed on June 19, 2017, including all amendments and reports filed for the purpose of updating such description; and

  •
  our definitive proxy statement on Schedule 14A, filed on April 9, 2018.

        Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus from the time they are filed. If anything in a report or document we file after the date of this prospectus changes anything in it, this prospectus will be deemed to be changed by that subsequently filed report or document beginning on the date the report or document is filed.

        We will provide to each person to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus. We will provide this information at no cost to the requestor upon written or oral request addressed to Safety, Income & Growth Inc., 1114 Avenue of the Americas, New York, New York 10036, attention: Investor Relations Department (Telephone: (212) 930-9400).

 INFORMATION WE FILE

        We file annual, quarterly and current reports, proxy statements and other materials with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the SEC. The address of that site is http://www.sec.gov.

INDEPENDENT AUDITORS' REPORT

To the Stockholder of Safety, Income and Growth, Inc.
 iStar Inc.

To the Owners
 The Nederlander Organization

Report on the Financial Statement

        We have audited the accompanying combined statement of revenue of 6200 Hollywood Boulevard and 6201 Hollywood Boulevard (the "Properties") for the year ended December 31, 2016, and the related notes to the combined statement of revenue.

Management's Responsibility for the Financial Statement

        Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

        Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenue, described in Note 2, of the Properties for the year ended December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

        We draw attention to Note 2 to the financial statement, which describes that the accompanying combined financial statement was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission and it is not intended to be a complete presentation of the Properties' combined revenues. Our opinion is not modified with respect to that matter.

/s/ Marcum LLP
New York, NY
June 7, 2017

6200 and 6201 Hollywood Boulevard

Combined Statements of Revenue

For the Year Ended December 31, 2016

and the Three Months Ended March 31, 2017 (unaudited)

(In thousands)

	Three Months Ended March 31, 2017	Year Ended December 31, 2016
	(Unaudited)
Revenue
Rental revenue	$1,248	$4,993

Revenue—Total	$1,248	$4,993

The accompanying notes are an integral part of the combined statements of revenue.

6200 and 6201 Hollywood Boulevard

Notes to Combined Statements of Revenue

For the Year Ended December 31, 2016 and

For the Three Months Ended March 31, 2017 (unaudited)

Note 1—Organization and Description of Business

        The accompanying combined statements of revenue include the operations of 6200 Hollywood Boulevard and 6201 Hollywood Boulevard (the "Properties"), land assets leased to two independent commercial property operators, located in Los Angeles, CA. The Properties are currently owned by Future Hollywood LLC (the "Company"). Safety, Income and Growth, Inc. expects to acquire the Properties along with the in-place leases.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

        The accompanying combined statements of revenue have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the actual results of operations for the periods presented as revenues and certain expenses, which may not be directly attributable to the revenue and expenses to be incurred in the future operations of the Properties, have been excluded. Such excluded items include depreciation and amortization, related party fees, management fees, and non-recurring professional fees.

Interim Unaudited Information

        The statement of revenue for the three month period ended March 31, 2017 is unaudited. In the opinion of the Company, such statement reflects all adjustments necessary for a fair presentation of revenue in accordance with Rule 3-14 of Regulation S-X as described above. All such adjustments are of a normal recurring nature.

Revenue Recognition

        Rental revenue includes base rents that each tenant pays in accordance with the terms of its respective lease and is reported on a straight-line basis over the non-cancellable term of the lease which includes the effects of rent steps and rent abatements, if any, under the leases. The Company commences rental revenue recognition when the tenant takes possession of the leased space and the leased space is substantially ready for its intended use.

Accounting Estimates

        The preparation of a financial statement in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues. Actual results could materially differ from these estimates.

Note 3—Minimum Future Lease Rentals

        The Properties are leased to two distinct tenants with leases commencing in 2005 and 2012 which are both set to expire in January 2104. The leases are triple net ground leases where all operating expenses, including the real estate taxes, are paid by the lessee. The leases provide for periodic base

6200 and 6201 Hollywood Boulevard

Notes to Combined Statements of Revenue (Continued)

For the Year Ended December 31, 2016 and

For the Three Months Ended March 31, 2017 (unaudited)

Note 3—Minimum Future Lease Rentals (Continued)

annual rent escalations linked to the Consumer Price Index as well as certain future adjustments based upon the fair market value of the underlying land.

        Future minimum operating lease payments to be collected under non-cancelable leases, excluding other lease payments that are not fixed and determinable, in effect as of March 31, 2017, are as follows by year ($ in thousands):

2017	$4,993
2018	4,993
2019	4,993
2020	4,993
2021	4,993
Thereafter	409,819

Total	$434,784

Note 4—Concentration of Credit Risk

        The tenants of 6200 Hollywood Boulevard and 6201 Hollywood Boulevard contributed 52% and 48%, respectively, of rental revenue for both the three-months ended March 31, 2017 and the year ended December 31, 2016.

Note 5—Subsequent Events

        The Company has evaluated events and transactions for potential recognition or disclosure through June 7, 2017, the date the financial statement was available to be issued.

SAFEHOLD INC.

2,000,000 SHARES

COMMON STOCK

PROSPECTUS SUPPLEMENT

Goldman Sachs & Co. LLC

BofA Securities

J.P. Morgan

Barclays

Mizuho Securities

November     , 2019